SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 10, 2004

Winmark Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

000-22012	41-1622691
(Commission File Number)	(I.R.S. Employer Identification Number)

4200 Dahlberg Drive, Suite 100 Golden Valley, MN 55422-4837
(Address of Principal Executive Offices) (Zip Code)

(612) 520-8500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.                                                             Other Events and Regulation FD Disclosure.

On March 10, 2004, the Company announced in a press release that it has made an additional $1.5 million equity investment in Archiver’s retail chain.  A copy of the press release is attached as Exhibit 99.1 of this Current Report on Form 8-K.

Item 7.                                                             Financial Statements and Exhibits.

(c)	Exhibits:

	99.1	Press Release dated March 10, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINMARK CORPORATION

Date: March 10, 2004	By	/s/	Mark T. Hooley
Mark T. Hooley
Vice President and General Counsel

EXHIBIT INDEX

to

March 10, 2004 Form 8-K

Winmark Corporation

Exhibit Number	Exhibit Description

99.1	Press Release dated March 10, 2004.